Exhibit 99.1

10050 Crosstown Circle, Suite 500, Eden Prairie, MN  55344

DATALINK ANNOUNCES SHARE REPURCHASE PROGRAM

EDEN PRAIRIE, Minn., September 14, 2015 — Datalink (Nasdaq: DTLK), a leading provider of data center infrastructure and services, today announced that its board of directors has approved a share repurchase program authorizing the repurchase of shares of its common stock in the open market or in privately negotiated purchases, or both, at an aggregate purchase price of up to $10 million.  The timing and amount of any share repurchases will be determined by the company’s management based on market conditions and other factors.  The share repurchase program is expected to be completed by December 31, 2016.

“The share repurchase program is indicative of Datalink’s strong free cash flow capabilities,” said Paul Lidsky, Datalink’s President and CEO.  “At current prices, we believe the repurchase of our stock is a good use of funds.  This program reflects our continued commitment to building shareholder value and our confidence in Datalink’s prospects as a leader in the growing data center infrastructure and services industry.”

About Datalink

A complete data center solutions and services provider for Fortune 500 and mid-tier enterprises, Datalink transforms data centers so they become more efficient, manageable and responsive to changing business needs. Datalink helps leverage and protect storage, server, and network investments with a focus on long-term value, offering a full lifecycle of services, from consulting and design to implementation, management and support. Datalink solutions span virtualization and consolidation, data storage and protection, advanced networks, and business continuity. Each delivers measurable performance gains and maximizes the business value of IT. For more information, call 800.448.6314 or visit www.datalink.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. This press release contains forward-looking statements, which reflect our views regarding future events and financial performance. These forward-looking statements are subject to certain risks and uncertainties, including those identified below, which could cause actual results to differ materially from historical results or those anticipated. The words “aim,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “should” and other expressions which indicate future events and trends identify forward-looking statements. Actual future results and trends may differ materially from historical results or those anticipated depending upon a variety of factors, many of which are included under “Risk Factors” in our annual report on Form 10-K for our year ended December 31, 2014, including, but not limited to: the level of continuing demand for data center solutions and services including the effects of current economic and credit conditions and the ability of organizations to outsource data center infrastructure-related services to service providers such as us; the migration of organizations to virtualized server environments, including using a private cloud computing infrastructure; the extent to which customers deploy disk-based backup recovery solutions; the realization of the expected trends identified for advanced network infrastructures; reliance by manufacturers on their data service partners to integrate their specialized products; continued preferred status with certain principal suppliers; competition and pricing pressures and timing of our installations that may adversely affect our revenues and profits; fixed employment costs that may impact profitability if we suffer revenue shortfalls; our ability to hire and retain key technical and sales personnel; continued productivity of our sales personnel; our dependence on key suppliers; our ability to adapt to rapid technological change; success of the implementation of our enterprise resource planning system; risks associated with integrating completed and future acquisitions; the ability to execute our acquisition strategy; fluctuations in our quarterly operating results; future changes in applicable accounting rules; and volatility in our stock price. Furthermore, our revenues for any particular quarter are not necessarily reflected by our backlog of contracted orders, which also may fluctuate unpredictably. We cannot assure you that we can grow or maintain our revenue and backlog from current levels.  Additional factors that may cause actual results to differ from our assumptions and expectations include those set forth in our most recent filing on Form 10-K filed with the Securities and Exchange Commission.  Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made.  We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

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Datalink:

Investors & Analysts:

Greg Barnum, 952-279-4816

Vice President and CFO

gbarnum@datalink.com

or

Press:

Jill Schmidt, 847-415-9311

S&S Public Relations, Inc.

jills@sspr.com